Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-227183) of our report dated March 27, 2019, with respect to the audited consolidated financial statements of AudioEye, Inc. for the years ended December 31, 2018 and 2017.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 5, 2019